24.2 -  Certified  copy  of  the  Resolution  of  the  Board  of  Directors authorizing signatures pursuant to power of attorney

                                     EXTRACT
                                      FROM
                           BOARD OF DIRECTORS MEETING
                                FEBRUARY 28, 2001

After discussion, upon motion duly seconded, it was:

           RESOLVED, That the proper officers of the Corporation be, and hereby are, and each of them with the full authority without the others hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute the Corporation's Form 10-K for the year ended December 31, 2000, in a form substantially similar to the form to be provided to the Directors of the Corporation for their review, with such changes as such proper officers, with the advice of counsel deemed necessary or desirable, the execution by such proper officers to be conclusive evidence that they or he/she deemed such changes to be necessary or desirable, and to execute any amendment to such Form 10-K, to procure all necessary signatures thereon, and to file such Form 10-K and any amendment when so executed (together with appropriate exhibits thereto) with the Securities and Exchange Commission;

           RESOLVED, That the proper officers of the Corporation be, and hereby are, and each of them with the full authority without the others hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to cause copies of the Corporation's notice of annual meeting of shareholders, proxy statement and annual report, each in a form substantially similar to the form to be provided to the Directors of the Corporation for their review, with such changes as such proper officers, with the advice of counsel deemed necessary or desirable, the execution by such proper officers to be conclusive evidence that they or he/she deemed such changes to be necessary or desirable, to be (i) mailed to each shareholder of the Corporation and to each shareholder who becomes a shareholder of record prior to the close of business on March 11, 2001; and (ii) filed with the Securities and Exchange Commission and the New York and Pacific Stock Exchanges as required by applicable law or regulation.

           RESOLVED, That the proper officers of the Corporation are, authorized, empowered and directed in the name and on behalf of the Corporation to execute and deliver any and all such documents, certificates, instruments, agreements, or regulatory filing, including any




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amendments,  modifications, or supplements thereto, and to take all such further action as any such officer or other such authorized person deems necessary, proper, convenient, or desirable in order to carry out the foregoing resolutions and to effectuate the purposes and intents thereof, the taking of any such action to be conclusive evidence of the approval thereof by the directors of the Corporation; and

           FURTHER RESOLVED, That all actions previously taken and all documents, instruments, certificates and the like previously executed by directors or officers of the Corporation or other authorized persons in connection with the matters referred to in the foregoing resolutions be hereby approved, ratified and confirmed in all respects.


           I, Richard A. Rapp, Jr., Secretary of KeySpan Corporation, DO HEREBY CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of said Corporation by unanimous written consent on February 28, 2001 and that such resolutions are in full force and effect on the date of this certification.

           WITNESS my hand and seal of the Corporation this 30th day of March, 2001.

                                                    /s/ Richard A. Rapp, Jr.